Exhibit 99.1

For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
Carla Kneipp
Phone 713.207.6500

For Immediate Release	Page 1 of 6

CenterPoint Energy reports third quarter 2014

earnings of $0.33 per diluted share

—	Utility performance in-line with expectations
—	$1.4 billion annual capital investment program on track
—	Reaffirms 2014 Utility Operations guidance of $0.72 to $0.76 and full year consolidated guidance of $1.14 to $1.21

Houston, TX – Nov. 5, 2014 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $143 million, or $0.33 per diluted share, for the third quarter of 2014, compared to net income of $151 million, or $0.35 per diluted share the previous year.

Operating income for the third quarter and for the nine months ended Sept. 30, 2014, was $233 million and $714 million, respectively. Following the May 1, 2013, formation of Enable, CenterPoint Energy reports its investment in midstream operations as equity income rather than operating income. As a result, operating income for the nine months ended Sept. 30, 2014, is not comparable to prior results.

“I am pleased with our company’s financial and operational performance this quarter, which was in-line with our expectations,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “We continue to execute our robust capital plan supported by strong customer growth across our service territories. We are on-track to achieve our expected earnings for the year and remain well positioned to deliver long-term growth.”

For the nine months ended Sept. 30, 2014, net income was $435 million, or $1.01 per diluted share. This compares to net income for the nine months ended Sept. 30, 2013, of $198 million, or $0.46 per diluted share. These 2013 results included two unusual items recorded in the second quarter related to the formation of the midstream partnership: (i) a $225 million, non-cash deferred tax charge and (ii) $10 million of partnership formation expenses. Excluding the effects of the unusual items, net income for the nine months ended Sept. 30, 2013, would have been $431 million, or $1.00 per diluted share.

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $232 million for the third quarter of 2014, consisting of $202 million from the regulated utility operations (TDU) and $30 million related to securitization bonds. Operating income for the third quarter of 2013 was $239 million, consisting of $207 million from the TDU and $32 million related to securitization bonds.

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Third quarter 2014 operating income for the TDU benefited from higher revenues associated with continued strong customer growth, higher equity returns primarily related to true-up proceeds and increased right of way revenues. This increase was more than offset by higher operating and maintenance expenses and decreased usage, primarily due to milder weather.

Operating income for the nine months ended Sept. 30, 2014, was $482 million, consisting of $392 million from the TDU and $90 million related to securitization bonds. Operating income for the same period of 2013 was $488 million, consisting of $387 million from the TDU and $101 million related to securitization bonds.

Natural Gas Distribution

The natural gas distribution segment reported an operating loss of $8 million for the third quarter of 2014, compared to operating income of $5 million for the same period of 2013. Third quarter 2014 operating income benefited from higher revenues associated with increased economic activity across its footprint, including customer growth. These revenue improvements were more than offset by higher operating and maintenance expenses, depreciation and taxes.

Operating income for the nine months ended Sept. 30, 2014, was $184 million, compared to $169 million for the same period of 2013.

Energy Services

The energy services segment reported operating income of $6 million for the third quarter of 2014, compared to $2 million for the same period of 2013. Third quarter 2014 operating income included a mark-to-market gain of $13 million, compared to $6 million for the same period of 2013.

Operating income for the nine months ended Sept. 30, 2014, was $43 million, compared to $12 million for the same period of 2013.

Midstream Investments

Equity income for the third quarter of 2014 and for the nine months ended Sept. 30, 2014, was $79 million and $241 million, respectively. See Enable Midstream’s earnings press release issued on Nov. 4, 2014, for detailed results of operations.

Dividend Declaration

On Oct. 21, 2014, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2375 per share of common stock payable on Dec. 10, 2014, to shareholders of record as of the close of business on Nov. 14, 2014.

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Guidance for 2014

CenterPoint Energy affirms its earnings estimate for 2014 Utility Operations to be in the range of $0.72 to $0.76 per diluted share. The Utility Operations guidance range considers performance to date and significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company does not include other potential impacts, such as the impact of any changes in accounting standards, any impact to earnings from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy services business.

The company affirms its 2014 earnings estimate from Midstream Investments to be in the range of $0.42 to $0.45 per diluted share. In providing guidance, the company takes into account Enable’s most recent public forecast, effective tax rates, the amortization of our basis difference in Enable and other factors.

On a consolidated basis, CenterPoint Energy affirms its earnings estimate for 2014 on a guidance basis to be in the range of $1.14 to $1.21 per diluted share.

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2014 annual earnings guidance

	Quarter Ended September 30, 2014		Nine Months Ended September 30, 2014

	Net Income (in millions)	EPS	Net Income (in millions)	EPS

Consolidated as reported	$143	$0.33	$435	$1.01
Midstream Investments	(49)	(0.11)	(150)	(0.35)

Utility Operations (1)	94	$0.22	285	$0.66

Timing effects impacting CES(2):
Mark-to-market (gain) losses	(8)	$(0.02)	(15)	$(0.03)

ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	(21)	$(0.04)	(48)	$(0.11)
Indexed debt securities	14	$0.03	19	$0.04

Utility operations earnings on an adjusted guidance basis	$79	$0.19	$241	$0.56

Per the basis used in providing 2014 earnings guidance:
Utility Operations on a guidance basis	$79	$0.19	$241	$0.56
Midstream Investments	49	0.11	150	0.35

2014 Consolidated on guidance basis	$128	$0.30	$391	$0.91

(1)  CenterPoint Energy earnings excluding Midstream Investments

(2)  Energy Services segment

(3)  Time Warner Inc., Time Warner Cable Inc., Time Inc. and AOL Inc.

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Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended Sept. 30, 2014. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Wed., Nov. 5, 2014, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

About CenterPoint Energy, Inc.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 8,500 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investors page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, and any

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other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials; (8) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (9) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (10) the impact of unplanned facility outages; (11) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (12) changes in interest rates or rates of inflation; (13) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (14) actions by credit rating agencies; (15) effectiveness of CenterPoint Energy’s risk management activities; (16) inability of various counterparties to meet their obligations; (17) non-payment for services due to financial distress of CenterPoint Energy’s customers; (18) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (19) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; ; (21) CenterPoint Energy’s ability to control costs; (22) CenterPoint Energy’s ability to invest planned capital; (23) changes in technology, particularly with respect to efficient battery storage or emergence or growth of new, developing or alternative sources of generation; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (26) acquisition and merger activities involving CenterPoint Energy or its competitors; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable, the amount of cash distributions CenterPoint Energy receives from Enable, and the value of its interests in Enable, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on

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Enable’s interstate pipelines; (E) the demand for natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; and (29) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, June 30, 2014, and Sept. 30, 2014, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission, which can be found at www.CenterPointEnergy.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov.

The Use of Non-GAAP Measures

To supplement CenterPoint Energy’s financial results presented on a GAAP basis, CenterPoint Energy provides guidance based on adjusted diluted earnings per share, which is a non-GAAP measure as defined in Regulation G of the Securities Exchange Act of 1934, as amended. A reconciliation of adjusted diluted net earnings per share for guidance purposes to net income is provided in this news release.

CenterPoint Energy reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with additional, meaningful comparisons of current and anticipated future results to prior periods’ results by excluding items that CenterPoint Energy does not believe reflect its fundamental business performance. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Other Financial Measure Presentation Notes

This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change. CenterPoint Energy undertakes no obligation to update the information herein except to the extent required by law.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues:
Electric Transmission & Distribution	$839	$745	$2,166	$1,933
Natural Gas Distribution	382	381	2,401	1,961
Energy Services	604	520	2,364	1,745
Interstate Pipelines	-	-	-	186
Field Services	-	-	-	196
Other Operations	4	4	11	10
Eliminations	(22)	(10)	(88)	(109)

Total	1,807	1,640	6,854	5,922

Expenses:
Natural gas	702	637	3,625	2,741
Operation and maintenance	493	422	1,441	1,352
Depreciation and amortization	293	248	784	741
Taxes other than income taxes	86	89	290	289

Total	1,574	1,396	6,140	5,123

Operating Income	233	244	714	799

Other Income (Expense) :
Gain on marketable securities	31	54	73	158
Loss on indexed debt securities	(22)	(42)	(29)	(120)
Interest and other finance charges	(88)	(86)	(261)	(269)
Interest on transition and system restoration bonds	(30)	(32)	(90)	(101)
Equity in earnings of unconsolidated affiliates	79	80	241	122
Other - net	10	11	28	17

Total	(20)	(15)	(38)	(193)

Income Before Income Taxes	213	229	676	606

Income Tax Expense	70	78	241	408

Net Income	$143	$151	$435	$198

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Basic Earnings (Loss) Per Common Share	$0.33	$0.35	$1.01	$0.46

Diluted Earnings (Loss) Per Common Share	$0.33	$0.35	$1.01	$0.46

Dividends Declared per Common Share	$0.2375	$0.2075	0.7125	$0.6225

Weighted Average Common Shares Outstanding (000):
- Basic	429,796	428,628	429,580	428,389
- Diluted	431,573	430,867	431,357	430,624

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$202	$207	$392	$387
Transition and System Restoration Bond Companies	30	32	90	101

Total Electric Transmission & Distribution	232	239	482	488
Natural Gas Distribution	(8)	5	184	169
Energy Services	6	2	43	12
Interstate Pipelines	-	-	-	72
Field Services	-	-	-	73
Other Operations	3	(2)	5	(15)

Total	$233	$244	$714	$799

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution

	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2014	2013	Fav/(Unfav)	2014	2013	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$660	$600	10%	$1,716	$1,534	12%
Transition and system restoration bond companies	179	145	23%	450	399	13%

Total	839	745	13%	2,166	1,933	12%

Expenses:
Operation and maintenance	319	256	(25%)	907	740	(23%)
Depreciation and amortization	83	80	(4%)	247	238	(4%)
Taxes other than income taxes	56	57	2%	170	169	(1%)
Transition and system restoration bond companies	149	113	(32%)	360	298	(21%)

Total	607	506	(20%)	1,684	1,445	(17%)

Operating Income	$232	$239	(3%)	$482	$488	(1%)

Operating Income:
Electric transmission and distribution operations	$202	$207	(2%)	$392	$387	1%
Transition and system restoration bond companies	30	32	(6%)	90	101	(11%)

Total Segment Operating Income	$232	$239	(3%)	$482	$488	(1%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	9,736,785	9,945,256	(2%)	22,000,244	21,736,219	1%
Total	24,801,549	24,409,786	2%	63,128,739	61,543,907	3%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	99%	104%	(5%)	92%	99%	(7%)
Heating degree days	0%	0%	0%	138%	92%	46%

Number of metered customers - end of period:
Residential	2,018,858	1,973,270	2%	2,018,858	1,973,270	2%
Total	2,284,202	2,234,041	2%	2,284,202	2,234,041	2%

	Natural Gas Distribution

	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2014	2013	Fav/(Unfav)	2014	2013	Fav/(Unfav)
Results of Operations:
Revenues	$382	$381	-	$2,401	$1,961	22%
Natural gas	142	142	-	1,432	1,066	(34%)

Gross Margin	240	239	-	969	895	8%

Expenses:
Operation and maintenance	169	158	(7%)	524	488	(7%)
Depreciation and amortization	52	47	(11%)	149	138	(8%)
Taxes other than income taxes	27	29	7%	112	100	(12%)

Total	248	234	(6%)	785	726	(8%)

Operating Income (Loss)	$(8)	$5	(260%)	$184	$169	9%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	12	12	-	140	117	20%
Commercial and Industrial	46	49	(6%)	197	191	3%

Total Throughput	58	61	(5%)	337	308	9%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	106%	52%	54%	128%	105%	23%

Number of customers - end of period:
Residential	3,077,633	3,045,701	1%	3,077,633	3,045,701	1%
Commercial and Industrial	246,789	242,587	2%	246,789	242,587	2%

Total	3,324,422	3,288,288	1%	3,324,422	3,288,288	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services

	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2014	2013	Fav/(Unfav)	2014	2013	Fav/(Unfav)
Results of Operations:
Revenues	$604	$520	16%	$2,364	$1,745	35%
Natural gas	582	503	(16%)	2,280	1,693	(35%)

Gross Margin	22	17	29%	84	52	62%

Expenses:
Operation and maintenance	14	13	(8%)	36	35	(3%)
Depreciation and amortization	2	2	-	4	4	-
Taxes other than income taxes	-	-	-	1	1	-

Total	16	15	(7%)	41	40	(3%)

Operating Income	$6	$2	200%	$43	$12	258%

Energy Services Operating Data:
Throughput data in BCF	140	134	4%	463	433	7%

Number of customers - end of period	17,900	17,537	2%	17,900	17,537	2%

	Other Operations

	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2014	2013	Fav/(Unfav)	2014	2013	Fav/(Unfav)
Results of Operations:
Revenues	$4	$4	-	$11	$10	10%
Expenses	1	6	83%	6	25	76%

Operating Income (Loss)	$3	$(2)	250%	$5	$(15)	133%

Capital Expenditures by Segment (Millions of Dollars) (Unaudited)
	Quarter Ended September 30,			Nine Months Ended September 30,
	2014	2013		2014	2013
Capital Expenditures by Segment
Electric Transmission & Distribution	$203	$190		$573	$515
Natural Gas Distribution	148	127		378	313
Energy Services	-	-		2	3
Interstate Pipelines	-	-		-	29
Field Services	-	-		-	16
Other Operations	7	12		34	31

Total	$358	$329		$987	$907

Interest Expense Detail (Millions of Dollars) (Unaudited)
	Quarter Ended September 30,			Nine Months Ended September 30,
	2014	2013		2014	2013
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6		$19	$20
Capitalization of Interest Cost	(2)	(4)		(8)	(8)
Transition and System Restoration Bond Interest Expense	30	32		90	101
Other Interest Expense	84	84		250	257

Total Interest Expense	$118	$118		$351	$370

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	September 30, 2014	December 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$230	$208
Other current assets	2,346	2,450

Total current assets	2,576	2,658

Property, Plant and Equipment, net	10,205	9,593

Other Assets:
Goodwill	840	840
Regulatory assets	3,372	3,726
Investment in unconsolidated affiliates	4,525	4,518
Other non-current assets	530	535

Total other assets	9,267	9,619

Total Assets	$22,048	$21,870

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$80	$43
Current portion of transition and system restoration bonds long-term debt	370	354
Indexed debt	149	143
Current portion of other long-term debt	203	-
Other current liabilities	2,206	2,479

Total current liabilities	3,008	3,019

Other Liabilities:
Accumulated deferred income taxes, net	4,606	4,542
Regulatory liabilities	1,237	1,152
Other non-current liabilities	927	1,011

Total other liabilities	6,770	6,705

Long-term Debt:
Transition and system restoration bonds	2,736	3,046
Other	5,061	4,771

Total long-term debt	7,797	7,817

Shareholders’ Equity	4,473	4,329

Total Liabilities and Shareholders’ Equity	$22,048	$21,870

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash Flows from Operating Activities:
Net income	$435	$198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	805	764
Deferred income taxes	94	356
Write-down of natural gas inventory	2	4
Changes in net regulatory assets	53	78
Changes in other assets and liabilities	(277)	(281)
Other, net	12	13

Net Cash Provided by Operating Activities	1,124	1,132

Net Cash Used in Investing Activities	(1,026)	(926)

Net Cash Used in Financing Activities	(76)	(633)

Net Increase (Decrease) in Cash and Cash Equivalents	22	(427)

Cash and Cash Equivalents at Beginning of Period	208	646

Cash and Cash Equivalents at End of Period	$230	$219

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.